CIRCOR Reports Second-Quarter 2020 Financial Results

Burlington, MA - August 7, 2020

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the second quarter ended June 28, 2020.

Second Quarter 2020 Overview

•	Orders of $193 million produced a book-to-bill ratio of 1.04 and backlog increase of $7 million

•	Revenue of $186 million, down 24% reported, down 14% organically

◦	Aerospace & Defense revenue of $62 million, down 4% reported, down 3% organically

◦	Industrial revenue of $124 million, down 32% reported, down 19% organically

•	GAAP loss per share of $(1.68); Adjusted earnings per share of $0.22

•	GAAP operating margin of (0.7%); Adjusted operating margin of 8.5%

•	Aerospace & Defense operating margin of 21.1%, up 500 bps versus last year

•	Completed exit from upstream Oil & Gas: Divested loss-making Distributed Valves

•	All manufacturing facilities operating at level of demand

•	Remain on track to achieve $45 million 2020 cost reduction plan

•	Gross debt reduction of $156 million and net debt reduction of $205 million over last 12 months

“As we continue to navigate the COVID-19 environment, CIRCOR’s top priority remains the health and safety of our employees, customers and suppliers,” said Scott Buckhout, CIRCOR’s President and CEO. “I would like to thank the entire CIRCOR team for doing a remarkable job serving our customers during this challenging time. I am pleased to report that as of today, all of our facilities are operational, with limited direct disruption from the COVID-19 pandemic.”
Mr. Buckhout continued, “Our team has been effectively executing and building upon the 18-month strategic plan that we laid out last summer. Consistent with this plan, we completed our exit from upstream Oil & Gas, remain on track to launch 45 new products this year, and have expanded our planned 2020 cost actions to better align our cost structure with the current market environment.”
“Looking ahead, we continue to focus on creating long-term value for shareholders by positioning the Company for growth, expanding margins, generating strong free cash flow, and de-levering the balance sheet.”

Selected Preliminary Consolidated Results

($ millions except EPS)	Q2 2020	Q2 2019	Change	Q2 YTD 2020	Q2 YTD 2019	Change
Revenue	$186.1	$245.8	-24%	$378.3	$484.6	-22%
Revenue - excluding divested businesses [1]	186.1	219.7	-15%	373.4	428.7	-13%
GAAP operating (loss) income	(1.4)	12.0	-112%	(74.8)	29.8	-351%
Adjusted operating income [2]	15.9	28.6	-44%	27.0	52.0	-48%
GAAP operating margin	(0.7)%	4.9%	-560 bps	(19.8)%	6.1%	-2590 bps
Adjusted operating margin [2]	8.5%	11.6%	-310 bps	7.1%	10.7%	-360 bps
Adjusted operating margin ex divestitures 1&2	8.5%	10.6%	-210 bps	7.2%	9.5%	-230 bps
GAAP loss per share (diluted)	$(1.68)	$(0.93)	-81%	$(5.66)	$(1.16)	-388%
Adjusted earnings per share (diluted) [2]	$0.22	$0.65	-66%	$0.42	$1.17	-64%
Operating cash flow	(24.9)	12.3	-302%	(48.8)	(10.0)	-388%
Free cash flow [3]	(28.4)	9.3	-405%	(55.8)	(16.7)	-234%
Orders	192.6	258.0	-25%	401.1	518.0	-23%
Orders - excluding divested businesses [1]	192.6	233.6	-18%	396.7	462.9	-14%

Segment Results

($ millions)	Q2 2020	Q2 2019	Change	Q2 YTD 2020	Q2 YTD 2019	Change
Aerospace & Defense
Revenue	$62.2	$64.7	-4%	$127.7	$125.9	1%
Segment operating income	13.1	10.4	26%	25.6	19.8	29%
Segment operating margin	21.1%	16.1%	500 bps	20.1%	15.7%	440 bps
Orders	$76.6	$93.4	-18%	$148.6	$181.5	-18%

Industrial
Revenue	$123.8	$181.1	-32%	$250.5	$358.7	-30%
Revenue - excluding divested businesses [1]	123.8	155.0	-20%	245.6	302.8	-19%
Segment operating income [2]	12.4	26.2	-53%	17.6	48.8	-64%
Segment operating margin [2]	10.0%	14.5%	-450 bps	7.0%	13.6%	-660 bps
Orders	$116.0	$164.6	-30%	$252.5	$336.5	-25%
Orders - excluding divested businesses [1]	116.0	140.2	-17%	248.0	281.4	-12%

1.
Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Reliability Services, Spence/Nicholson and Instrumentation & Sampling (all Industrial) which were sold before June 28, 2020.

2.
Adjusted consolidated and segment results for Q2 2020 exclude net loss from discontinued operations of $43.8 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $17.3 million ($5.3 million income, net of tax). These charges include: (i) $11.7 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $4.6 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock; and (iii) $1.0 million of other special and restructuring charges. Adjusted consolidated and segment results for Q2 2019 exclude net loss from discontinued operations of $17.2 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $16.6 million ($14.3 million, net of tax). These charges include: (i) $12.4 million for non-cash acquisition-related intangible amortization expense and amortization of the step-up in fixed asset values; (ii) $2.1 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock;(iii) $1.4 million related to the divestiture of our Reliability Services business; and (iv) $0.7 million of other special and restructuring charges.

3.	Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, August 7, 2020. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the Company’s website for one year.
Use of Non-GAAP Financial Measures
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding discontinued operations) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.
We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.
We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.
We exclude the results of discontinued operations.
We exclude goodwill impairment charges.
Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to June 28, 2020 were completed on January 1, 2019 and excluding the impact of changes in foreign currency exchange rates.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

Safe Harbor Statement

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about outlook for the third quarter, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; our ability to successfully integrate acquired businesses; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks, current Middle Eastern conflicts and other similar matters. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ FURTHER ABOUT THESE AND OTHER RISK FACTORS SET FORTH IN THE “RISK FACTORS” OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND IS AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV, AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications.  CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries.  The Company has a global presence with approximately 3,200 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Abhi Khandelwal
Senior Vice President Finance & Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	Q2 2020	Q2 2019	Q2 2020	Q2 2019

Net revenues	$186,066	$245,768	$378,279	$484,623
Cost of revenues	127,105	163,851	259,275	328,292
Gross profit	58,961	81,917	119,004	156,331
Selling, general and administrative expenses	54,738	65,682	114,296	130,188
Goodwill impairment charge	—	—	116,182	—
Special and restructuring (charges) recoveries, net	5,607	4,215	(36,685)	(3,627)
Operating (loss) income	(1,384)	12,020	(74,789)	29,770
Other expense (income):
Interest expense (income), net	8,486	12,947	17,497	26,041
Other income, net	2,144	153	(536)	(1,995)
Total other expense, net	10,630	13,100	16,961	24,046
(Loss) income from continuing operations before income taxes	(12,014)	(1,080)	(91,750)	5,724
(Benefit from) provision for income taxes	(21,769)	284	(13,395)	5,993
Income (loss) from continuing operations, net of tax	9,755	(1,364)	(78,355)	(269)
Loss from discontinued operations, net of tax	(43,847)	(17,156)	(34,685)	(22,884)
Net loss	$(34,092)	$(18,520)	$(113,040)	$(23,153)

Basic income (loss) per common share:
Basic from continuing operations	$0.49	$(0.07)	$(3.93)	$(0.01)
Basic from discontinued operations	$(2.19)	$(0.86)	$(1.74)	$(1.15)
Net loss	$(1.71)	$(0.93)	$(5.66)	$(1.16)
Diluted income (loss) per common share:
Diluted from continuing operations	$0.48	$(0.07)	$(3.93)	$(0.01)
Diluted from discontinued operations	$(2.16)	$(0.86)	$(1.74)	$(1.15)
Net loss	$(1.68)	$(0.93)	$(5.66)	$(1.16)

Weighted average number of common shares outstanding:
Basic	19,987	19,906	19,962	19,888
Diluted	20,286	19,906	19,962	19,888

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended
	June 28, 2020	June 30, 2019
OPERATING ACTIVITIES
Net loss	$(113,040)	$(23,153)
Loss from discontinued operations, net of income taxes	(34,685)	(22,884)
Loss from continuing operations	(78,355)	(269)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,079	11,067
Amortization	21,492	24,317
Provision for bad debt expense	7,768	21
Loss on write-down of inventory	352	961
Compensation expense for share-based plans	2,290	2,976
Amortization of debt issuance costs	5,488	1,997
Loss on sale or write-down of property, plant and equipment	—	72
Goodwill impairment charge	116,182	—
Gain on sale of businesses	(54,253)	(9,165)
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	768	17,867
Inventories	(12,370)	(12,868)
Prepaid expenses and other assets	(25,264)	(11,592)
Accounts payable, accrued expenses and other liabilities	(31,475)	(30,465)
Net cash (used in) provided by continuing operating activities	(37,298)	(5,081)
Net cash used in discontinued operating activities	(11,532)	(4,958)
Net cash used in operating activities	(48,830)	(10,039)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,815)	(6,358)
Proceeds from sale of property, plant and equipment	(142)	858
Proceeds from the sale of business	169,375	82,203
Proceeds from collection of beneficial interest	1,339	—
Net cash provided by continuing investment activities	163,757	76,703
Net cash provided by (used in) discontinued investing activities	(10,071)	(1,184)
Net cash provided by investing activities	153,686	75,519
FINANCING ACTIVITIES
Proceeds from long-term debt	129,325	149,500
Payments of long-term debt	(191,141)	(208,300)
Proceeds from the exercise of stock options	118	106
Net cash used in continuing financing activities	(61,698)	(58,694)
Net cash used in financing activities	(61,698)	(58,694)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,421)	793
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	40,737	7,579
Cash, cash equivalents, and restricted cash at beginning of period	85,727	69,525
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$126,464	$77,104

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands) (unaudited)

	June 28, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,421	$84,531
Trade accounts receivable, less allowance for doubtful accounts of $10,877 and $3,086 at June 28, 2020 and December 31, 2019, respectively	117,131	125,422
Inventories	148,383	137,309
Prepaid expenses and other current assets	94,969	66,664
Assets held for sale	—	161,193
Total Current Assets	485,904	575,119
PROPERTY, PLANT AND EQUIPMENT, NET	167,194	172,179
OTHER ASSETS:
Goodwill	156,654	271,893
Intangibles, net	363,087	385,542
Deferred income taxes	53,357	30,852
Other assets	34,171	35,360
TOTAL ASSETS	$1,260,367	$1,470,945
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$68,155	$79,399
Accrued expenses and other current liabilities	102,717	94,169
Accrued compensation and benefits	27,318	19,518
Liabilities held for sale	—	43,289
Total Current Liabilities	198,190	236,375
LONG-TERM DEBT	578,613	636,297
DEFERRED INCOME TAXES	20,229	21,425
PENSION LIABILITY, NET	145,138	146,801
OTHER NON-CURRENT LIABILITIES	44,846	38,636
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 19,994,356 and 19,912,362 shares issued and outstanding at June 28, 2020 and December 31, 2019, respectively	214	213
Additional paid-in capital	449,576	446,657
(Accumulated deficit) retained earnings	(13,982)	99,280
Common treasury stock, at cost (1,372,488 shares at June 28, 2020 and December 31, 2019)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(87,985)	(80,267)
Total Shareholders' Equity	273,351	391,411
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,260,367	$1,470,945

CIRCOR INTERNATIONAL, INC.
Summary of Orders and Backlog
(in millions) (unaudited)

	Three Months Ended		Six Months Ended
	Q2 2020	Q2 2019	Q2 2020	Q2 2019

ORDERS (1)
Aerospace & Defense	$76.6	$93.4	$148.6	$181.5
Industrial	116.0	164.6	252.5	336.5
Total Orders	$192.6	$258.0	$401.1	$518.0

	Q2 2020	Q2 2019
BACKLOG (2)
Aerospace & Defense	$214.2	$235.0
Industrial	217.8	238.1
Total Backlog	$432.0	$473.1

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the six months ended June 28, 2020 include orders from businesses divested prior to June 28, 2020 of $4.5 million. Orders for the three months ended June 30, 2019 include orders from businesses divested of $24.4 million ($55.1 million for the six months ended June 30, 2019). Divested businesses are Reliability Services, Spence/Nicholson and Instrumentation and Sampling, all in the Industrial segment.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized. Backlog at Q2 2019 includes $11.3 million for Industrial related to divested businesses.

CIRCOR INTERNATIONAL, INC.
Segment Information
(in thousands, except percentages) (unaudited)

	2019					2020
As Reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031	$76,616	$148,647
Industrial	171,834	164,642	158,986	168,091	663,553	136,443	116,023	252,466
Total	$259,941	$258,047	$222,954	$236,550	$977,492	$208,474	$192,639	$401,113

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493	$62,241	$127,734
Industrial	177,615	181,074	169,431	163,568	691,688	126,720	123,825	250,545
Total	$238,855	$245,768	$237,052	$242,638	$964,313	$192,213	$186,066	$378,279

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494	$13,142	$25,636
Industrial	22,581	26,174	21,278	20,757	90,790	5,169	12,406	17,575
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)	(9,664)	(16,252)
Total	$23,433	$28,589	$25,594	$32,185	$109,801	$11,075	$15,884	$26,959

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%	21.1%	20.1%
Industrial	12.7%	14.5%	12.6%	12.7%	13.1%	4.1%	10.0%	7.0%
Total	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%	8.5%	7.1%

	2019					2020
Results of Divested Businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
ORDERS - Industrial	$30,611	$24,448	$22,090	$18,047	$95,196	$4,449	$—	$4,449
NET REVENUES - Industrial	$29,787	$26,101	$20,697	$18,602	$95,187	$4,900	$—	$4,900
SEGMENT OP. INC. - Industrial	$6,217	$5,229	$2,677	$3,166	$17,289	$—	$—	$—

CIRCOR INTERNATIONAL, INC.
Supplemental Information Regarding Divested Businesses
(in thousands, except percentages) (unaudited)

	2019					2020
Results Excluding Divested Businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031	$76,616	$148,647
Industrial	141,223	140,194	136,896	150,044	568,357	131,994	116,023	248,017
Total	$229,330	$233,599	$200,864	$218,503	$882,296	$204,025	$192,639	$396,664

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493	$62,241	$127,734
Industrial	147,828	154,973	148,734	144,966	596,501	121,820	123,825	245,645
Total	$209,068	$219,667	$216,355	$224,036	$869,126	$187,313	$186,066	$373,379

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494	$13,142	$25,636
Industrial	16,364	20,945	18,601	17,591	73,501	5,169	12,406	17,575
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)	(9,664)	(16,252)
Total	$17,216	$23,360	$22,917	$29,019	$92,512	$11,075	$15,884	$26,959

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%	21.1%	20.1%
Industrial	11.1%	13.5%	12.5%	12.1%	12.3%	4.2%	10.0%	7.2%
Total	8.2%	10.6%	10.6%	13.0%	10.6%	5.9%	8.5%	7.2%

(1) Divested businesses are related to the Industrial Segment and include Reliability Services, Spence/Nicholson and Instrumentation & Sampling. Engineered Valves and Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
Net Cash (Used In) Provided By Operating Activities	$(22,378)	$12,339	$9,128	$16,822	$15,911	$(23,947)	$(24,883)	$(48,830)
Less: Capital expenditures, net of sale proceeds (a)	3,689	2,995	(963)	(1,535)	4,186	3,412	3,527	6,939
FREE CASH FLOW	$(26,067)	$9,344	$10,091	$18,357	$11,725	$(27,359)	$(28,410)	$(55,769)

Gross Debt	$753,950	$748,250	$659,100	$653,850	$653,850	$602,288	$592,038	$592,038
Less: Cash & Cash equivalents	73,619	76,082	69,225	84,531	84,531	170,861	125,421	125,421
NET DEBT	$680,331	$672,168	$589,875	$569,319	$569,319	$431,427	$466,617	$466,617

TOTAL SHAREHOLDERS' EQUITY	$516,177	$494,899	$375,388	$391,411	$391,411	$290,845	$273,351	$273,351

GROSS DEBT AS % OF EQUITY	146%	151%	176%	167%	167%	207%	217%	217%
NET DEBT AS % OF EQUITY	132%	136%	157%	145%	145%	148%	171%	171%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.

Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,936)	$(78,948)	$(34,092)	$(113,040)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)	—	(602)
Amortization of inventory step-up	—	—	—	—	—	—	—	—
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883	588	3,471
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218	10,681	20,899
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974	980	1,954
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	(40,156)
Goodwill impairment charge	—	—	—	—	—	116,182	—	116,182
Income tax impact	3,625	(2,266)	5,533	(1,752)	5,140	7,704	(22,549)	(14,845)
Net loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)	43,848	34,686
ADJUSTED NET INCOME	$10,403	$12,939	$12,561	$16,587	$52,490	$4,074	$4,475	$8,549

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(0.23)	$(0.93)	$(5.64)	$0.08	$(6.73)	$(3.96)	$(1.68)	$(5.66)
LESS:
Restructuring related inventory charges (recoveries)	0.02	0.00	(0.06)	0.00	(0.04)	(0.03)	0.00	(0.03)
Amortization of inventory step-up	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Restructuring charges, net	0.02	0.02	0.25	(0.03)	0.26	0.14	0.03	0.17
Acquisition amortization	0.61	0.57	0.56	0.56	2.30	0.51	0.53	1.05
Acquisition depreciation	0.06	0.06	0.06	0.05	0.22	0.05	0.05	0.10
Special (recoveries) charges, net	(0.41)	0.20	0.93	0.18	0.89	(2.27)	0.25	(2.01)
Goodwill impairment charge	0.00	0.00	0.00	0.00	0.00	5.83	0.00	5.82
Income tax impact	0.18	(0.12)	0.28	(0.10)	0.24	0.39	(1.11)	(0.75)
Loss per share from discontinued operations	0.29	0.86	4.25	0.08	5.48	(0.46)	2.16	1.74
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.52	$0.65	$0.63	$0.82	$2.62	$0.20	$0.22	$0.42

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,936)	$(78,948)	$(34,092)	$(113,040)
LESS:
Interest expense, net	13,094	12,947	11,804	10,763	48,609	9,011	8,486	17,497
Depreciation	5,499	5,568	5,551	5,427	22,045	5,121	4,958	10,079
Amortization	12,536	11,685	11,629	11,741	47,591	10,516	10,976	21,492
Provision for (benefit from) income taxes	5,709	284	7,490	1,193	14,676	8,374	(21,769)	(13,395)
Loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)	43,847	34,685

EBITDA	$37,933	$29,121	$8,825	$32,274	$108,152	$(55,088)	$12,406	$(42,682)
LESS:
Restructuring related inventory charges	325	—	(1,145)	—	(820)	(602)	—	(602)
Amortization of inventory step-up	—	—	—	—	—	—	—	—
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883	588	3,471
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	(40,156)
Goodwill impairment charge	—	—	—	—	—	116,182	—	116,182
ADJUSTED EBITDA	$30,416	$33,337	$31,199	$35,253	$130,204	$18,200	$18,013	$36,213

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
GAAP OPERATING INCOME (LOSS)	$17,750	$12,020	$(9,084)	$16,996	$37,682	$(73,405)	$(1,384)	$(74,789)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)	—	(602)
Amortization of inventory step-up	—	—	—	—	—	—	—	—
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883	588	3,471
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218	10,681	20,899
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974	980	1,954
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)	5,019	(40,156)
Goodwill impairment charge	—	—	—	—	—	116,182	—	116,182
ADJUSTED OPERATING INCOME	$23,433	$28,589	$25,594	$32,185	$109,801	$11,075	$15,884	$26,959

GAAP OPERATING MARGIN	7.4%	4.9%	-3.8%	7.0%	3.9%	-38.2%	-0.7%	-19.8%
LESS:
Restructuring related inventory charges (recoveries)	0.1%	—%	-0.5%	—%	-0.1%	-0.3%	—%	-0.2%
Amortization of inventory step-up	—%	—%	—%	—%	—%	—%	—%	—%
Restructuring charges, net	0.1%	0.1%	2.1%	-0.2%	0.5%	1.5%	0.3%	0.9%
Acquisition amortization	5.1%	4.6%	4.7%	4.6%	4.7%	5.3%	5.7%	5.5%
Acquisition depreciation	0.5%	0.5%	0.5%	0.4%	0.5%	0.5%	0.5%	0.5%
Special (recoveries) charges, net	-3.4%	1.6%	7.8%	1.4%	1.8%	-23.5%	2.7%	-10.6%
Goodwill impairment charge	—%	—%	—%	—%	—%	60.4%	—%	30.7%
ADJUSTED OPERATING MARGIN	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%	8.5%	7.1%